EXCLUSIVE DISTRIBUTOR AGREEMENT

         This Agreement is made on July 5, 2000, between United-Guardian, Inc., a corporation organized under the laws of Delaware with offices at 230 Marcus Blvd., Hauppauge, New York, 11788 ("UGI") and ISP Technologies Inc., a corporation organized under the laws of Delaware with offices at State Highway 146 & Industrial Road, Texas City, Texas 77590 ("ISP").

         WHEREAS,  UGI is a manufacturer of specialty  chemical products;
and

         WHEREAS, ISP and its affiliated companies have substantial experience and expertise in marketing specialty chemical products to various markets; and

         WHEREAS, UGI desires ISP to act as its (i) exclusive distributor in certain markets and territories and (ii) non-exclusive distributor for certain other markets and territories, for certain of its specialty chemical products in accordance with the terms and conditions of this Agreement;

         NOW THEREFORE, UGI and ISP hereby agree as follows:

I.       APPOINTMENT; PRODUCTS

         1.1 UGI hereby appoints and authorizes ISP as the exclusive distributor of certain of its specialty chemical products listed on Schedule A, which is attached hereto and incorporated herein (the
"PRODUCT(S)"), which may be modified from time to time upon mutual written agreement of the parties as new PRODUCTS are added to this Agreement and older PRODUCTS discontinued. ISP shall have (i) the exclusive right to market and sell the PRODUCTS into the personal care market (the "PC MARKET") in the EXCLUSIVE TERRITORY and the non-exclusive right to market and sell the PRODUCTS into the PC MARKET in the NON-EXCLUSIVE TERRITORY, and (ii) the non-exclusive right to sell the PRODUCTS into the industrial and medical markets (the "I&M MARKET") in the TERRITORY. The geographical areas comprising the "EXCLUSIVE TERRITORY" (which is defined as the geographic areas where ISP has exclusive marketing and sales rights hereunder with respect to the PC MARKET) and the "NON-EXCLUSIVE TERRITORY" (which is defined as the geographic areas where ISP has non-exclusive marketing and sales rights hereunder), are set forth on Schedule B, attached hereto and incorporated herein. References herein to "TERRITORY" mean both the "EXCLUSIVE TERRITORY" and "NON-EXCLUSIVE TERRITORY".

         1.2 ISP accepts the appointment and agrees to use its commercially reasonable best efforts to maintain, promote, develop and increase sales of the PRODUCTS. ISP may delegate the performance of any or all of its obligations hereunder to an affiliate.

         1.3 It is understood that the authority granted to ISP hereunder is the authority to market the PRODUCTS and does not constitute ISP as the agent or legal representative of UGI for any purpose whatsoever, and ISP is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of UGI, or to bind UGI in any manner whatsoever, except as provided pursuant to the terms and conditions of this Agreement or as may be authorized by UGI from time to time.

         1.4 UGI shall have the right to continue to sell PRODUCTS to certain pre-existing customers. Prior to, or concurrently with, the execution of this Agreement the parties shall agree, in writing, on the list of such pre-existing customers. UGI shall also have the exclusive right to market and sell Lubrajel and Hydrajel-based products for use as vaginal moisturizers, sexual lubricants or for other internal applications, such as mouth or nose moisturizers and ISP shall not receive any compensation for those sales or for sales to any of UGI's aforementioned pre-existing customers.

         1.5 ISP has the right of first refusal to market and sell in the TERRITORY any new products for the PC MARKET that UGI develops without the assistance of third parties, except for "FINISHED FORMULATIONS" as defined in Section 2.3 of this Agreement. UGI shall notify ISP, in writing, of any such new product and ISP shall have sixty (60) days from the date of its receipt of such notice to exercise the aforementioned right of first refusal. If ISP exercises said right, such new product shall then be deemed a "PRODUCT" hereunder.

II.      EXCLUSIVITY

         2.1 From the execution date of this Agreement set forth in the preamble hereof and during the entire term of this Agreement, UGI shall not appoint any other distributor of the PRODUCTS for the PC MARKET in the EXCLUSIVE TERRITORY. UGI represents that it has no existing distributor arrangements of any nature whatsoever with any third party regarding direct or indirect sale and/or marketing of the PRODUCTS for the PC MARKET in the EXCLUSIVE TERRITORY. UGI shall have the right to appoint additional distributors in the TERRITORY for the I&M MARKET, and shall give ISP written notice of such appointment at least thirty (30) days prior to the effective date of any such appointment. UGI shall also have the right to terminate ISP's non-exclusive right to market and sell PRODUCTS in a country or countries in the NON-EXCLUSIVE TERRITORY at any time upon sixty (60) days prior written notice in order to appoint an exclusive distributor for that country or countries; provided, however, ISP shall have the right to continue to market and sell PRODUCTS hereunder to any customer(s) that have purchased any PRODUCT from ISP within the (i) one year period prior to the date of ISP's receipt of such notice, or (ii) six (6) month period after such receipt.

         2.2 Except as specified in Section 2.3 below, UGI shall not, directly or indirectly, sell or market the PRODUCTS in the EXCLUSIVE TERRITORY for the PC MARKET, other than to ISP or as otherwise mutually agreed upon in writing.

         2.3 UGI shall retain the exclusive right to market and sell "FINISHED FORMULATIONS," as hereinafter defined. ISP shall not receive any compensation for sales of FINISHED FORMULATIONS, and ISP may sell FINISHED FORMULATIONS only upon the prior written consent of UGI which consent shall not unreasonably be withheld or delayed. For purposes of this Agreement, "FINISHED FORMULATION(S)" shall mean all PRODUCTS which are formulated with other ingredients and/or a formulation of two or more products manufactured by UGI which is intended to be used, as is, without further processing as an end-use product. Prior to, or concurrently with, the execution of this Agreement, the parties shall agree, in writing, on a list of the then current FINISHED FORMULATIONS. UGI shall notify ISP, in writing, of any new FINISHED FORMULATION UGI intends to add to said list at least thirty (30) days prior to the marketing of such new FINISHED FORMULATION, during which period the parties shall discuss the effect of such new FINISHED FORMULATION on the marketing and sale of PRODUCTS hereunder.

         2.4 UGI may develop and/or solicit customers for the PRODUCTS in the TERRITORY for the PC MARKET, either directly or through third parties; provided, however, UGI shall refer, and shall cause all such third parties to refer, any such customers for the PC MARKET to ISP.

III.     PERIOD OF AGREEMENT; PERFORMANCE CRITERIA
         -----------------------------------------

         3.1 Unless earlier terminated or extended as provided herein, the term of this Agreement shall be deemed to have commenced as of January 1, 2000 and shall continue through and including December 31, 2002.

         3.2 If ISP's purchases of PRODUCTS (in pounds) from UGI during the second contract year (calendar year 2001) are at least 125% of the amount of PRODUCTS (in pounds) it purchased from UGI during calendar year 1999 ("BASE YEAR"), the initial three year term will be extended for a fourth year. Regardless of whether ISP meets the aforementioned purchase target for the second contract year, if ISP's purchases of PRODUCTS from UGI during the third contract year (calendar year 2002) are at least 140% of such BASE YEAR purchases of PRODUCTS, the initial three year term will be extended for a fourth and fifth year.

         3.3 Prior to, or concurrently with, the execution of this Agreement the parties shall agree, in writing, upon the BASE YEAR figure to be used for purposes of Section 3.2 above.

         3.4 (a) If UGI enters into a transaction in which (i) UGI transfers or sells all or substantially all of (x) its business related to the PC MARKET or (y) its assets, (ii) UGI consolidates with or merges with or into any other entity and is not the surviving corporation, or
(iii) all or substantially all of its outstanding voting securities are sold or otherwise transferred to a third party, (in clauses (i), (ii) or (iii) other than with respect to an affiliate), then UGI shall have the right to terminate this Agreement. Notwithstanding the foregoing, UGI shall have the right to transfer or sell a Product line that does not meet the criteria set forth in clause (i), above; provided, however, UGI shall not have the foregoing right to terminate this Agreement and the purchase targets set forth in Section 3.2, above, shall be reduced by the parties to reflect such transfer or sale; provided further, however, the first sentence of Section 3.4(d), below, shall apply to any such transfer or sale.

                  (b) If ISP enters into a transaction in which (i) ISP transfers or sells all or substantially all of (x) its business related to the PC MARKET or (y) its assets, (ii) ISP consolidates with or merges with or into any other entity and is not the surviving corporation, or
(iii) all or substantially all of its outstanding voting securities are sold or otherwise transferred to a third party, (in clauses (i), (ii) or (iii) other than with respect to an affiliate), then ISP shall have the right to terminate this Agreement.

                  (c) If the transferee, purchaser or surviving entity of a transaction referred to in (i), (ii) or (iii) of subparagraphs (a) or
(b) above, is a direct competitor of the other party to this Agreement not effecting such transaction, that party shall also have the right to terminate this Agreement.

                  (d) The party effecting such a transaction shall provide written notice specifying the date of the transaction to the other party within thirty (30) days of such date. The termination rights set forth in Sections 3.4(a), 3.4(b) or 3.4(c) hereof must be exercised in the aforementioned notice or, in writing, within sixty (60) days of the date of receipt of said notice or such right shall be deemed waived notwithstanding Section 20.2 hereof. Such termination shall be effective ninety (90) days after the date of receipt of the actual notice of termination.

         3.5 For purposes of this Agreement "affiliate(s)" means any person or entity that controls, is under common control with, or is controlled by a party hereto. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management and policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

IV.      PRICES; PAYMENT; DELIVERY; AND TITLE

         4.1      PRICES

                  (a) Prior to, or concurrently with, the execution of this Agreement the parties shall agree, in writing, upon the initial prices for the PRODUCTS hereunder. All prices will be FOB Hauppauge, New York, and prices shall be subject to increase on thirty (30) days prior written notice to ISP; provided, however, any such increase in prices in any calendar year shall not exceed five percent (5%) of the aforementioned initial price for each PRODUCT, and total price increases shall not exceed 20% of the initial price for each PRODUCT during the five year term of the Agreement (if the Agreement remains in effect for five years).

                  (b) In the event UGI experiences a significant increase in costs by reason of conditions beyond its control, including but not limited to, environmental or regulatory requirements, or substantial increases in the cost of raw material purchased from a third party and used by UGI to manufacture a PRODUCT (and expressly excluding labor and overhead), UGI, upon at least thirty (30) days prior written notice to ISP, and subject to Section 4.1(e), below, shall be entitled to increase its prices in excess of the 5% a year increase as provided in Section 4.1(a), above, to reflect such a significant increase in costs. In such event, UGI will supply ISP with information to support such a price increase, which information shall accompany the aforementioned notice. In no event, however, shall UGI be required to disclose the name or source of any of its raw materials.

                  (c) Any price increase may be instituted only once each calendar year. Increased prices shall apply with respect to PRODUCT shipped after the effective date of any such increase.

                  (d) If ISP believes it must reduce pricing on a specific order to meet a competitor's prices and/or to respond to unusual market conditions, ISP may request price reductions from UGI on a case-by-case basis and/or request UGI to reduce prices in general to respond to such unusual market conditions and UGI shall negotiate any such requested price reduction with ISP in good faith.

                  (e) If ISP advises  UGI, in writing,  within the thirty
(30) day notice period referred to in Section 4.1(b), above, that it does not accept UGI's justification for the increase, such increase shall not be effective. ISP shall have an independent accounting firm, mutually acceptable to both UGI and ISP (the "Auditors"), at ISP's sole cost and expense, conduct an audit of such significantly increased costs. If the Auditors verify in a certified written statement to ISP and UGI that such costs have actually increased, as justified by UGI, in a calendar year, then UGI may increase the prices for each affected PRODUCT by the actual percentage increase in such costs so certified by the Auditors, such increase to be retroactively effective to the date thirty (30) days following the date of UGI's original notice of increase provided pursuant to Section 4.1(b).

         4.2 If, at any time during the term of this Agreement, UGI sells any PRODUCT, either directly or indirectly, to another purchaser, including, but not limited to, another distributor, at a price (excluding taxes and freight charges) which is lower than the price to ISP hereunder, then UGI shall offer such price for such PRODUCT to ISP for the period of time such price is offered to such other purchaser.

         Once in any twelve (12) consecutive calendar month period ISP shall have the right, exercisable by written notice to UGI, to obtain verification of the prices charged by UGI to purchasers of the PRODUCTS other than ISP. Verification shall be performed by an independent outside auditor selected by ISP. UGI shall afford such auditor access to customer invoices and such other records necessary to verify PRODUCT prices. Upon completion of the review, the auditor shall issue to both parties a written report of the findings, which shall be final and binding upon the parties and which shall include the amount of any price adjustment. If the auditor requires a credit to ISP's account of at least $1000, the cost of the audit shall be borne by UGI otherwise, the cost shall be borne by ISP. Any credit to ISP's account shall be made within ten (10) days of UGI's receipt of the auditor's written report.

         4.3 UGI shall invoice ISP for all shipments, and payment is due thirty (30) days from the date of the invoice.

         4.4 Title, risk of loss of, and liability for the PRODUCTS shall remain with UGI until delivery of the PRODUCTS to a common carrier reasonably acceptable to ISP at UGI's facilities in Hauppauge, New York. UGI warrants that, at the time of delivery, the PRODUCTS shall be free and clear of all liens and encumbrances.

         4.5 Duplicate shipments or overages may be returned by ISP to UGI freight collect if such duplicate shipment or overage is the fault of UGI.

V.       SPECIFICATIONS

         5.1 UGI warrants that the PRODUCTS shall meet UGI's published PRODUCT specifications, which specifications may be modified by UGI from time to time upon sixty (60) days prior written notice to ISP. Prior to, or concurrently with, the execution of this Agreement, the parties shall agree, in writing, upon such specifications. ISP shall have the right at all times to reject PRODUCTS not meeting the published specifications, which PRODUCTS will then be returned and replaced, and replacement PRODUCTS shipped as requested by ISP at UGI's sole cost and expense, and UGI shall reimburse ISP for any and all costs and expenses incurred by ISP as a result of such rejection. ISP does not waive any rights, including, but not limited to, the foregoing, by unloading, selling and/or using PRODUCT that does not meet such specifications unless it knew at the time of such unloading, selling, or use that the PRODUCT did not meet the specifications. UGI shall bear all risks of any nature whatsoever with respect to such PRODUCTS that have been so rejected by ISP and shall indemnify ISP as set forth in Section 9.1 with respect to such PRODUCTS.

         5.2 UGI shall provide ISP with certificates of analysis for each individual lot and Material Safety Data Sheets and any updates thereto.

VI.      SUPPORT AND SALES

         6.1 All orders for PRODUCTS shall be made by ISP's standard purchase order. Neither such standard purchase order nor any document used by UGI shall amend or modify any provisions of this Agreement.

         6.2 ISP shall market and sell the PRODUCTS under UGI's tradenames or trademarks. UGI hereby grants to ISP an exclusive license to use the UGI tradenames or trademarks associated with the PRODUCTS in the TERRITORY as long as UGI itself has the right to use such mark in a particular country in the TERRITORY. With the exception of the Registration of the "Lubrajel" trademark in Japan by Showa Denko and/or Kose, UGI represents and warrants that, to the best knowledge of its officers and directors, no third parties have registered UGI's tradenames or trademarks. Upon termination of this Agreement and after sale or disposal of all PRODUCT in ISP's inventory, ISP shall cease using UGI's tradenames and trademarks. In any part of the TERRITORY in which UGI has not registered its trademarks, ISP shall have the right, but not the obligation, to do so at its own expense under UGI's name, and shall be entitled to an exclusive royalty-free license to use the same as long as this Agreement remains in effect and thereafter as provided in the preceding sentence. UGI shall cooperate fully with ISP in the event ISP decides to pursue any such registration, and will furnish to ISP any documentation it may reasonably request to accomplish such registration. In such cases in which ISP does so register UGI's trademark, it shall be ISP's sole right, but not its obligation, at its expense to initiate or defend any trademark infringement actions connected with the use of said mark in those areas on behalf, and in the name, of UGI as owner of said mark.

         UGI shall provide ISP with such information and technical assistance as is reasonably necessary for ISP to service all customers for the PRODUCTS. The extent of such information and technical assistance shall be determined solely by UGI in the exercise of its reasonable business judgment.

         6.3 UGI shall designate a UGI employee to be the PRODUCT representative for ISP. Such employee shall assist ISP in resolving technical PRODUCT and specification matters and shall provide such other assistance as may be reasonably requested by ISP for ISP to successfully market the PRODUCTS and provide a high standard of service in the promotion and sale of the PRODUCTS. ISP shall designate an ISP employee to be its technical contact to interface with UGI's PRODUCT representative regarding technical PRODUCT and specification matters.

         6.4 Notwithstanding expiration or earlier termination of this Agreement for any reason whatsoever, ISP shall have the right to continue to sell or otherwise dispose of any and all PRODUCTS in ISP's inventory at such prices as ISP may elect unless UGI agrees to buy back such inventory at the price paid to UGI by ISP for such PRODUCTS, including ISP's shipping expenses and related costs. Shipping expenses back to UGI will also be the responsibility of UGI.

         6.5 UGI shall have the right to terminate this Agreement upon thirty (30) days prior written notice, if during the term of this Agreement ISP purchases or manufactures, or causes a third party to purchase or manufacture on its behalf, for sale in the TERRITORY for the PC MARKET or I&M MARKET, any products which have substantially the same specifications as the PRODUCTS (as published by UGI prior to such purchase or manufacture) and are substantially chemically equivalent to, or intended to be used as direct substitutes for, the PRODUCTS.

         6.6 Within sixty (60) days after the end of the first six (6) months of each calendar year and within sixty (60) days after the end of each calendar year, ISP shall submit to UGI a report on its marketing efforts for the PRODUCTS in the EXCLUSIVE TERRITORY during that six (6) month period of that calendar year, and, with respect to the second report, its plans for the following calendar year. Such reports shall include a breakdown of sales by country if it is reasonably practical for ISP to do so. Any data regarding the PRODUCTS that is generated by ISP in connection with its efforts to market the PRODUCTS or to obtain regulatory  approval,  as  provided  in  Section  10.2  hereof,  shall be provided to UGI as obtained by ISP. Such reports shall include information on sales, customer needs and requests, and problems encountered and shall be deemed CONFIDENTIAL INFORMATION, as defined in
Section 14.1 hereof, whether or not so marked.

         6.7 After termination of this Agreement for any reason, ISP shall provide to UGI a list of all ISP customers that have purchased PRODUCTS within the twelve (12) month period prior to the effective date of such termination. Such list shall include the customer name, PRODUCTS purchased by that customer, and the quantities of PRODUCTS purchased during said twelve (12) month period. With respect to customers located in the United States, such list shall be provided to UGI within fifteen
(15) days of the effective date of such termination, and within such period of time as is reasonably possible after the effective date of such termination with respect to customers located in the remainder of the TERRITORY.

VII.     PACKAGING AND SHIPPING
         ----------------------

         7.1 UGI shall package the PRODUCTS in accordance with the methods that it uses to package PRODUCTS for its other distributors, and will do so in accordance with all pertinent provisions of any applicable federal, state, municipal, provincial or other local law or regulation of which it is aware or is made aware; provided, however, ISP may repackage PRODUCT, in which event ISP will use only repackaging containers and other packing materials and labels that comply with all pertinent provisions of any applicable federal, state, provincial, municipal or other local law or regulation.

VIII.   SAMPLES AND RETAINED BATCHES
        ----------------------------

         8.1 UGI, at no cost to ISP, shall provide ISP with reasonable quantities of samples for those PRODUCTS that ISP does not stock, to be shipped  to  ISP in  accordance  with  ISP's  instructions  and at  ISP's expense. For PRODUCTS that ISP does stock, it will be ISP's responsibility to use its own stock to provide samples.

         8.2 UGI shall retain a reasonable amount of PRODUCT as a sample to allow for testing of each finished batch lot. Such sample shall be labeled with the PRODUCT name, code, batch/lot number, and date of sample and shall be retained by UGI for a period of three (3) years from the date of manufacture of such batch lot. At any time, ISP shall have the right to request UGI to deliver, and UGI shall thereupon forthwith deliver, a portion of such sample to ISP or its designee.

IX.      INDEMNIFICATION

         9.1 Neither party hereto shall be liable for any indirect, incidental, or consequential damages or lost profits caused by or arising out of its performance or failure to perform hereunder. However, UGI will defend, indemnify and hold ISP, its affiliates, assigns, and their respective agents, representatives, officers, directors and employees harmless from and against all claims, demands, settlements, judgments, losses, liabilities and any and all related costs and expenses (including reasonable and necessary attorneys' fees) arising out of or related, in any manner whatsoever, to (i) the PRODUCTS (including but not limited to the manufacture, transportation, sale, use and/or disposal of the PRODUCTS) except to the extent solely and directly caused by ISP's negligence or willful misconduct in handling, storing, repackaging, or transporting the PRODUCTS, (ii) any breach of any representation, warranty or agreement made by UGI herein; (iii) any failure to comply with applicable laws and regulations; and/or (iv) any act or omission of UGI in any way related to this Agreement.

         ISP will defend, indemnify and hold UGI and its affiliates, assigns and their respective agents, representatives, officers, directors and employees harmless from and against all claims, demands, settlements, judgments, losses, liabilities and any and all related costs and expenses (including reasonable and necessary attorneys' fees) arising out of or related to (i) ISP's handling, storing, repackaging, transportation, marketing, advertising, sale, use, disposal, or label content of the PRODUCTS (except if such sale, handling, storing, repackaging, transportation, marketing, advertising, use, disposal or label content is based on erroneous information provided by UGI) or (ii) ISP's failure to comply in all material respects with applicable laws and regulations, and with respect to both (i) and (ii), only to the extent the same are solely and directly caused by ISP.

         9.2 Notwithstanding any other provision set forth herein, the indemnity provisions set forth in Section 9.1 and elsewhere in this Agreement shall survive termination or expiration of this Agreement.

X.       REGULATORY, HEALTH AND SAFETY MATTERS

         10.1 UGI, at its sole cost and expense, shall perform such health and safety tests related to the PRODUCTS and take any other action which may be required by any governmental authority having jurisdiction of the same, which are or may become necessary to ensure the continued manufacture of the PRODUCTS. UGI represents and warrants that, to the best knowledge of its officers and directors, it is not aware of any regulations prohibiting the sale of PRODUCTS in the TERRITORY for the PC MARKET and/or the I&M MARKET. UGI does not warrant that it will be able to comply with the health and safety regulations in all parts of the TERRITORY, but shall use commercially reasonable efforts to comply when so requested by ISP. UGI shall share with ISP the results of any such health and safety tests and all other health, safety and/or regulatory information now or hereafter in its possession relating to the PRODUCTS and their uses.

         10.2 ISP may, in its sole discretion and at its own expense, choose to obtain governmental approvals that may be required to market the PRODUCTS in the TERRITORY. UGI will, at ISP's request and expense, execute and deliver whatever documents are necessary in order to enable ISP to obtain such approvals; however, all such documents or information which UGI deems confidential will, at UGI's option, be provided directly to the regulatory agencies involved, with appropriate procedures satisfactory to UGI (in its reasonable business judgment) being followed to maintain the confidentiality of the information.

         10.3 In the event UGI cannot, or chooses not to, and ISP chooses not to comply with any government regulations affecting the sale of PRODUCTS in the TERRITORY, the parties shall, in good faith, renegotiate the purchase targets set forth in Section 3.2, above, to account for diminished sales potential.

XI.      INSURANCE

         11.1 UGI shall maintain, at its sole cost and expense, the following kinds of insurance with minimum limits as set forth below and naming ISP as additional insured (and such insurance shall be primary without regard to any other insurance ISP shall maintain or otherwise have in force):

         Kinds of Insurance                          Limits of Liability

         Comprehensive General                       Minimum $1,000,000
         Liability (including products                 per occurrence
         liability) and a broad form
         vendors endorsement naming ISP

         Excess (umbrella)                           $4,000,000
         liability (including products
         liability) and a broad form
         vendors endorsement naming ISP

         The insurance coverages set forth in this Article XI shall be provided by insurers reasonably acceptable to ISP. UGI shall provide ISP with a certificate of insurance evidencing that all such insurance coverages are in effect prior to commencement of the INITIAL TERM, and that none of such policies of insurance shall be terminated, canceled or modified by the insurers unless ISP is provided with at least thirty (30) days prior written notice of the same.

         11.2 Notwithstanding any other provision set forth herein, the insurance provisions set forth in Section 11.1 shall survive expiration or earlier termination of this Agreement.

XII.     DEFAULT
         -------

         12.1 In the event that either party hereto shall default in any material respect in the performance of any obligation specified herein, the non-defaulting party shall have the right, in addition to any other rights or remedies it may have hereunder or at law or in equity, to so notify the other party thereof in writing specifying the nature of such default and, if such default is not remedied within thirty (30) days from the date of such notice, then the non-defaulting party shall have the right, in addition to any other rights or remedies it may have hereunder or at law or in equity, to terminate this Agreement immediately.

         12.2 In the event either party shall initiate any bankruptcy, insolvency, receivership or similar proceedings, or such proceedings are initiated against either party, and such party fails to have such proceedings dismissed within forty-five (45) days after such proceedings are initiated, the other party may terminate this Agreement immediately.

XIII. ASSIGNMENT
      ----------

         13.1 Neither party shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed, except that either party may assign this Agreement without such consent to (i) an affiliate, or (ii) any entity that purchases all or substantially all of the assets of that party or of the business to which this Agreement relates, or (iii) an entity with which that party may merge or consolidate.

XIV.     CONFIDENTIAL INFORMATION; PATENTS
         ---------------------------------

         14.1 Each party hereto shall keep confidential and shall not disclose in any manner to any third party nor use for any purposes other than those contemplated by this Agreement, during the term hereof and for a period of ten (10) years from the expiration or earlier termination of this Agreement, any proprietary technical or business information marked as "CONFIDENTIAL" and acquired from the other party hereto in connection with or in the course of performance of this Agreement ("CONFIDENTIAL INFORMATION").

         14.2 CONFIDENTIAL INFORMATION shall not include any information which: (a) was in the possession of the receiving party prior to the disclosing party's disclosure to the receiving party and which was not previously obtained either directly or indirectly from the disclosing party; (b) was at the time of the disclosing party's disclosure to the receiving party or thereafter becomes, through no fault of the receiving party, part of the public domain by publication or otherwise; or (c) was furnished to the receiving party by any third party not subject to restrictions on disclosure.

         14.3 Notwithstanding Section 14.1, any invention, discovery or improvements which either party hereto or its employees, agents or advisors solely develops or makes as a result of information received under this Agreement or the performance of its obligations hereunder, shall become the property of such party as long as such invention, discovery, or improvement is not the result of use of the proprietary CONFIDENTIAL INFORMATION of the other party. Both parties agree to perform, and agree to use best efforts to have their employees, agents and advisors perform, all lawful acts requested by the party owning such property, at such owning party's expense, to:

                  (a) perfect title therein in such owning party or its nominee; and

                  (b) enable such owning party or its nominee to obtain and maintain patent or other legal protection therefor anywhere in the world.

         14.4 ISP and UGI shall have joint ownership of any invention, discovery or improvements made as a result of the parties' joint efforts, or the joint efforts of their employees, agents or advisors, pursuant to a written agreement entered into by UGI and ISP which shall include, but not be limited to, the description and purpose of the joint effort and the terms and conditions governing the exploitation of any patent(s) resulting from the same, such agreement to be entered into prior to the initiation of any joint efforts. ISP and UGI shall file joint applications for all patents arising from such efforts in all countries the parties deem necessary. The costs of obtaining such patents shall be borne equally by the parties, however, if one party seeks to file a patent in a jurisdiction where the other party does not wish to file, that party may make such a filing and all such costs shall be borne by the filing party.

         14.5 The terms and conditions of this Agreement, including, but not limited to, the information set forth in the document(s) described in Sections 1.4, 2.3, 3.3 and 4.1(a) hereof, shall be treated as
CONFIDENTIAL INFORMATION hereunder, except to the extent required by government regulations. ISP acknowledges that UGI may be required to file this Agreement and/or such document(s) with the Securities and Exchange Commission ("SEC"), disclose the subject matter hereof or thereof in a letter to its shareholders, and/or issue a press release regarding such subject matter. UGI shall advise ISP, in writing, if UGI intends to file with the SEC, or otherwise disclose, all or any portion of the information set forth in the document(s) described in Sections 1.4, 2.3,
3.3 and/or 4.1(a), above, such that ISP shall have sufficient time to prepare a request for confidential treatment with respect to such information for filing with the SEC and UGI shall timely file such request with the SEC and shall not file or otherwise disclose such information pending the SEC's final determination with respect to such request.

         ISP and UGI shall mutually agree to any press release to be issued with respect to the subject matter hereof.

         14.6 Notwithstanding any other provision set forth herein, the provisions of this Article XIV shall survive expiration or earlier termination of this Agreement.

XV.      INTELLECTUAL PROPERTY RIGHTS

         15.1 UGI represents and warrants, to the best knowledge and belief of its officers and directors, that UGI owns all right, title and interest in and to the manufacturing process and the patents, trademarks, copyrights and other intellectual property rights relating to the PRODUCTS except for patents that may be filed by other companies that refer to the use of one or more of the PRODUCTS in patent applications filed by those companies. UGI shall notify ISP, in writing, of any such patents with respect to which UGI has knowledge.

         15.2 Except for Patent Number 3-72042 obtained by Kose in Japan for the use of Lubrajel in cosmetic uses/applications in Japan, UGI represents and warrants, to the best knowledge and belief of its officers and directors, that the manufacture and sale of the PRODUCTS by UGI to ISP and the distribution, promotion and sale of the PRODUCTS by ISP, does not and will not infringe any United States or foreign patent, trademark, copyright or other intellectual property rights of any third party. UGI warrants that formulations marketed by ISP's customers using any PRODUCT shall not infringe any UGI patents; provided, however, UGI does not warrant that such formulations shall not infringe existing or future patents of third parties.

         15.3 UGI shall defend, indemnify and hold ISP, its affiliates, and their respective agents, representatives, officers, directors, employees and customers harmless from and against all claims, demands, settlements, judgments, losses, liabilities, penalties, fines and any and all related costs and expenses (including reasonable attorney's fees) arising out of any allegation that any PRODUCT sold by UGI to ISP under this Agreement infringes any United States or foreign patent, trademark, copyright or other intellectual property rights of any third party, up to an amount equal to the total REVENUES earned by ISP with respect to the infringing PRODUCT(S) in the country where such infringement allegedly occurred. For purposes of this Section 15.3 "REVENUES" shall exclude (a) discounts, rebates, returns and allowances, if actually allowed or granted to customers; and (b) sales, excise, and other taxes, transportation and insurance charges; if such items are actually included in the gross sales price to customers. ISP shall notify UGI of the commencement of any such suit or action promptly after receiving written notice of the same and provide UGI with reasonable and necessary cooperation, at UGI's sole cost and expense, in defense or resolution of any such suit or action.

XVI.     NOTICES
         -------

         16.1 All notices and consents required to be given hereunder shall be in writing and given: by hand; by certified mail (return receipt requested); by facsimile confirmed by certified mail (return receipt requested); or, by recognized overnight courier service, addressed to the intended recipient as follows:

         If to ISP                                ISP Technologies Inc.
                                                  c/o ISP Management Co., Inc.
                                                  1361 Alps Road
                                                  Wayne, New Jersey 07470
                                                  Attn: General Counsel
                                                  Telephone: (973) 628-3925
                                                  Fax: (973) 628-3196


         If to UGI:                               United-Guardian, Inc.
                                                  230 Marcus Blvd.
                                                  Hauppauge, New York 11788
                                                  Attn: President
                                                  Telephone: (631) 273-0900
                                                  Fax:(631) 273-0858

or to such other address as either party may from time to time designate in writing to the other.

XVII.  DISPUTE RESOLUTION
       ------------------

         Any controversy or claim arising from or related to this Agreement or the breach thereof shall be settled by a single arbitrator in an arbitration administered by the American Arbitration Association in New York City in accordance with the Expedited Procedures of its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

XVIII.  GOVERNING LAW
        -------------

         The validity and interpretation of this Agreement and the legal relations of the parties shall be governed by the laws of the United States of America and State of New York without regard to the choice of law provisions. Each party consents to submit to the exclusive jurisdiction of the federal or state courts located in the State of New York for the enforcement of any arbitration award made pursuant to
Article XVII.

XIX.     FORCE MAJEURE
         -------------

         Neither party shall be liable for delay or failure to perform in whole or in part any provision of this Agreement by reason of contingencies beyond its control, including but not limited to: acts of God; fires; floods; earthquake; lightning; storms; explosions; mechanical breakdowns; military operations; civil commotions; failure of public services; wars; sabotage; accidents; labor disputes or shortages; governmental laws, ordinances, rules, regulations, whether valid or invalid; inability to obtain material, equipment or transportation; and any other similar occurrences. The party so affected shall promptly give written notice to the other party whenever such contingency or other act becomes reasonably foreseeable, and the affected party shall use its best efforts to overcome the effects of the contingency as promptly as possible, and shall promptly give written notice to the other party of the cessation of such contingency. Neither party, however, shall be required to resolve a strike, lockout or other labor problem in a manner which it, in its sole discretion, does not deem proper and advisable. In the event of a force majeure circumstance which prevents UGI from supplying and/or ISP from purchasing and/or selling PRODUCTS, the purchase targets set forth in Section 3.2 hereof shall be reduced prorata based upon the length of time the force majeure circumstance is in effect.

XX.      ENTIRE AGREEMENT AND AMENDMENTS; WAIVER; CAPTIONS

         20.1 This Agreement, the Schedules (which are attached hereto and incorporated herein), and the information described in Sections 1.4, 2.3, 3.3, 4.1(a), 5.1 and 14.4 hereof constitute the entire agreement and understanding between the parties with respect to its subject matter and supersede all prior agreements, written or oral, between the parties concerning such subject matter and specifically the Exclusive Distributor Agreements between the parties dated (i) December 9, 1994 (as amended September 20, 1996) and (ii) September 20, 1996. This Agreement and the Schedules hereto may not be changed or modified except in writing signed by a duly authorized representative of each party. The parties may use purchase orders, acknowledgments or other documentation but the same are intended for convenience and record purposes only and any provisions which may be contained therein are not intended to (nor shall they serve to) add to or otherwise amend or modify any provisions of this Agreement.

         20.2 No failure of either party to enforce any provisions hereof shall constitute a waiver by that party of its right subsequently to enforce the same or any other provision hereof.

         No waiver of any provision of this Agreement shall be effective unless in writing signed by the party claimed to have waived such provision.

         20.3 The captions used herein are for reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

XXI.     SEVERABILITY
         ------------

         If any provision of this Agreement shall hereafter be held to be invalid or unenforceable for any reason in a particular jurisdiction, such provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which, such provision shall be severed from this Agreement and the remainder of this Agreement shall continue in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstance, or of rendering invalid any other provision contained herein, to the extent that such other provision is not actually in conflict with any applicable law.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this
Agreement to be duly executed as of the date first above written.

ISP TECHNOLOGIES INC.                       UNITED-GUARDIAN, INC.


By:/s/ Sunil Kumar                          By:/s/ Ken Globus
   -----------------                           -----------------
Title: President                            Title: President



                                Schedule A

                                 PRODUCTS


Lubrajel MS, CG, NP, DV, TW, PF, Oil, and LC

Oil of Orchids (water soluble) Oil of Orchids (oil soluble) Lubrasil and Lubrasil DS Aquathik Thixotrate B122 Lubraslide Klensoft Super Ti Powder Ultra Ti Powder Unitwix Confetti Confetti II

Any improvements to, or variations of, the above-listed PRODUCTS will also be deemed PRODUCTS for purposes of this Agreement with the exception of (a) the FINISHED FORMULATIONS specified herein and (b) any improvements to, or variations of, Lubrajel and Hydrajel-based products for use as vaginal moisturizers, sexual lubricants or for other internal applications, such as mouth or nose moisturizers.

                                Schedule B

                                TERRITORY


A)    EXCLUSIVE TERRITORY:
      -------------------

         North America: All (including, but not limited to, Mexico and Puerto Rico)

         Central & South America: Brazil, Argentina, Columbia, Venezuela, Chile, Guatemala, Peru, Dominican Republic

         Asia/Pacific: People's Republic of China, India, Hong Kong, Japan, Singapore, Malaysia, Thailand, Australia, New Zealand, Taiwan, Philippines, Indonesia

         Central  Europe:  Russia,   Hungary,  Czech  Republic,   Poland,
Romania, Bulgaria,

         Western Europe: Germany, Austria, Spain, Portugal, Netherlands, Belgium, Greece

         Scandinavia: Denmark, Sweden, Finland, Norway

         Middle East: Israel, Turkey

         Africa: South Africa

B)  NON-EXCLUSIVE  TERRITORY:
    ------------------------

         All other countries not specified above, excluding the United Kingdom, France, Switzerland, Italy, and Korea